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                                  Exhibit 10.40

                                 LEASE AGREEMENT

      This Lease is made as of this 30th day of August, 1999, between BRUCE PROPERTIES, LLC ("Landlord") and LITHIA REAL ESTATE, INC. ("Tenant")

      For and in consideration of the mutual covenants contained herein, Landlord and Tenant agree as follows:

      1. LEASE DATA; DEFINITIONS. Whenever used in this Lease, the following terms shall have the meanings indicated below.

            1.1 Applicable Laws. Any law, ordinance, code, order, rule or regulation of any Governmental Authority.

            1.2 Commencement Date. August 30, 1999

            1.3 Expiration Date. August 30, 2014, subject to extension in accordance with Section 4 hereof.

            1.4 Governmental Authority. The United States, the State of Oregon, and any political subdivision thereof or any local public or quasi-public authority, agency, department, commission, board, bureau or instrumentality of any of them including, with respect to matters pertaining to insurance, rating bureaus or insurance carriers to the extent they have power to impose conditions on the issuance of policies or the coverage thereof.

            1.5 Notice Addresses.

                  Landlord:   Bruce Properties, LLC
                              1475 SE Kane
                              Roseburg, Oregon 97470

                  Tenant:     Lithia Real Estate, Inc.
                              360 E. Jackson St.
                              Medford, Oregon 97501

                  Landlord or Tenant may change its Notice Address in the manner set forth in Section 196.

            1.6 Premises. That certain real property located in Douglas County, Oregon, legally described in Exhibit A hereto, together with all improvements and fixtures thereon.

            1.7 Rent. The Rent payable hereunder as set forth in Section 3 hereof.

            1.8 Term. A fifteen (15) year period commencing on the Commencement Date and expiring on the Expiration Date, subject to Tenant's right to extend the Term for seven (7) additional five (5) year renewal terms in accordance with
Section 4 hereof.

      2. LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises during the Term hereof, upon the terms and conditions contained herein.

      3. RENT.

            3.1 Initial Rent. Tenant shall pay Rent for the Premises in equal monthly installments initially of Forty-six Thousand Dollars ($46,000) per month, in advance on the first (1st) day of each calendar month included
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in the Term, as the same may be extended. All Rent shall be paid in lawful money of the United States at the address of Landlord set forth in this Lease or at such other place as Landlord in writing may designate. For any portion of a calendar month included at the beginning or end of the Term, Tenant shall pay the prorata portion of the Rent installment for each day of such portion, payable in advance at the beginning of such portion.

            3.2 Renewal Term and Rent Adjustment. On the fifth (5th) anniversary of the Commencement Date and on the first day of each renewal term (if any), monthly Rent payable hereunder shall be increased from that payable in the immediately preceding five (5) year term by the lesser of (i) the Maximum Percentage Increase (as hereinafter defined), or (ii) the same percentage as the increase, if any, in the Consumer Price Index "U.S. City Average, All Items, All Urban Consumers, 1982-1984 = 100" published by the United States Department of Labor, Bureau of Labor Statistics (the "CPI"), during the immediately preceding five (5) year term, by comparing the CPI published at the commencement date of said term and that published at the end of said term. In no event shall Rent increase by more than the following percentages on the following adjustment dates (the "Maximum Percentage Increase"):

      (i) three percent (3%) for any year during the first fifteen years of the Lease term; and

      (ii) thereafter there shall be no Maximum Percentage Increase for subsequent renewal terms.

In the event the CPI shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the percentage increase shall be made with the use of such conversion factor, formula, or table for converting such index as may be published by the Bureau of Labor Statistics. If publication of the index is discontinued, the parties hereto shall select another index which best measures inflation in the Roseburg, Oregon area for purposes of making these calculations.

      4. OPTIONS TO RENEW.

            4.1 Extension of Term. Tenant shall have the options to renew this Lease and to extend the Term hereof for seven (7) additional, consecutive five
(5) year terms. This Lease shall automatically renew at the end of the then current term, unless the Tenant gives written notice to Landlord, not less than eighteen (18) months prior to the expiration of the then-current term, of Tenant's intent to terminate the Lease at the completion of the then current term. The first renewal term shall commence on the date following the expiration of the original term, and subsequent renewal terms shall commence on the day following the expiration of the previous renewal term. All terms and conditions of this Lease shall remain the same during the renewal term(s), except that Rent to be paid hereunder shall be as provided for in Section 4.2 hereof.

            4.2 Renewal Term Rent. Rent during a renewal term shall be as set forth in Section 3.2 hereof.

      5. USE.

            5.1 Permitted Use. Tenant may use the Premises for any lawful purposes, including, without limitation, in connection with the operation of automobile dealerships and servicing facilities.

            5.2 Operations. Tenant shall conform to all reasonable Applicable Laws affecting the use of the Premises. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenants, owners or users of neighboring premises. Tenant shall indemnify, protect, defend and hold Landlord, its directors, officers, members, employees, and agents harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, and penalties arising out of Tenant's activities on the Premises.


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      6. HAZARDOUS SUBSTANCES.

            6.1 Tenant's Compliance. Tenant shall not, other than in compliance with all Applicable Laws, engage in any activity in or about the Premises involving (i) the installation or use of any above or below ground storage tank, or (ii) the generation, possession, use, storage, transportation or disposal of Hazardous Substances.

            6.2 Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its directors, officers, members, employees, and agents harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by anyone under Tenant's control, in violation of this section. Tenant's obligations under this Section 6.2 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

            6.3 Landlord's Representations. Landlord hereby represents, warrants, and covenants to Tenant that, to the best of Landlord's knowledge: (i) no Hazardous Substances are or have been used, treated, stored, disposed of, released, spilled, generated, manufactured, or otherwise handled on the Premises, or transported to or from the Premises, have been spilled, released, intruded, leached, or disposed of from the Premises onto adjacent property, or have otherwise come to be located on or beneath the Premises; (ii) the Premises and all operations conducted thereon have been in full compliance with all applicable Environmental Laws; (iii) no liens have been placed on the Premises under any Environmental Laws, and Landlord has no knowledge of any threatened or pending liens; and (iv) Landlord has received no notice and is not aware of any administrative or judicial investigations, proceedings, or actions with respect to violations, alleged or proven, of any Environmental Laws by Landlord or otherwise involving the Premises or the operations conducted thereon. Landlord hereby agrees, at its sole cost and expense, to unconditionally indemnify, defend, and hold Tenant, its directors, officers, employees, and agents (the "Indemnitees"), harmless from and against, and shall reimburse the Indemnitees for, any loss, liability, damage (whether direct or consequential), claims, penalties, fines, injunctions, suits, proceedings, disbursements, or expenses (including, without limitation, attorneys' and experts' fees and disbursements and court costs), arising as a result of a breach by Landlord of any representations and warranties contained herein.

            6.4 Definitions. For purposes of this Lease, the terms "Environmental Laws" and "Hazardous Substances" shall have the following meanings: (i) Environmental Laws - All federal, state, and local statutes, regulations, ordinances, directives, and rules pertaining to the protection of human health or the environment that are applicable to the Premises, including, without limitation, the Comprehensive Environmental Response, Compensation and Recovery Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act of 1986, as amended, and the Hazardous Materials Transportation Act, together with all regulations pertaining thereto; (ii) Hazardous Substances - All dangerous, toxic, or hazardous pollutants, contaminants, chemicals, waste, materials, or substances as defined in or governed by the provisions of any Environmental Laws, including, without limitation, polychlorinated biphenyls, dioxin, nuclear fuel or waste, and petroleum and its fractions, or any other waste, substance, pollutant, or contaminant which would subject the owner or operator of the Premises to any damages, penalties, or liabilities under any applicable Environmental Laws.

      7. MAINTENANCE AND REPAIR.

            7.1 Tenant's Obligation. Tenant agrees, throughout the Term of this Lease, including any extensions or renewals hereof, to keep the Premises clean, to remove all refuse, trash and debris therefrom, and to surrender the Premises in the same order and repair as at the commencement of the Term of this Lease, reasonable wear and tear and damage by fire, other casualty, or condemnation excepted, upon the expiration or sooner termination of the Term of this Lease, and to comply with all notices issued by any Governmental Authority having


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jurisdiction of the Premises solely with respect to Tenant's use and occupancy thereof, as well as with the reasonable recommendations with respect to Tenant's use and occupancy of the Premises made by insurance carriers insuring the Premises.

            7.2 Compliance with Laws. Tenant shall make all repairs, alterations, additions or replacements to the Premises, including appurtenances, equipment, facilities and fixtures therein, arising out of Tenant's use or occupancy of the Premises or necessary to satisfy any Applicable Law.

            7.3 Condition of Premises. Landlord hereby represents, warrants, and covenants to Tenant that, to the best of Landlord's knowledge, the structural portions of the improvements on the Premises, including, without limitation, the roof, downspouts, gutters, foundation, and structural supports, are in good condition and repair.

      8. ALTERATIONS. Except as otherwise set forth herein, Tenant may make any alterations, subdivisions, installations, decorations, sign installations, improvements, additions or other physical changes in or about the Premises ("Alterations"), including those which are necessary to satisfy any Applicable Laws, without Landlord's prior written consent. The foregoing notwithstanding, any Alterations that affect the structural elements of the improvements on the Premises shall first be approved by Landlord, which approval shall not unreasonably be withheld or delayed, and may not be withheld if such structural Alteration is necessary to comply with any Applicable Law. Any such alterations by Tenant during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Laws.

      9. INSURANCE.

            9.1 Liability Insurance. Tenant shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance protecting Tenant and Landlord, as an additional insured, against claims for bodily injury, personal injury, and property damage based upon, involving, or arising out of the ownership, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence.

            9.2 Casualty Insurance. Tenant shall also obtain and keep in force during the Term of this Lease a policy or policies insuring against loss or damage to the Premises, naming Tenant as the loss payee. Such insurance shall be for full replacement cost, as the same shall exist from time to time, and shall name Landlord as an additional insured.

            9.3 Personal Property Insurance. Tenant, at its cost, shall either by separate policy or by endorsement to a policy already carried, maintain insurance coverage on all of Tenant's personal property, trade fixtures and Tenant-owned alterations in, on, or about the Premises. Such insurance shall be full replacement cost coverage with a deductible not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property and the restoration of trade fixtures and Tenant-owned alterations.

            9.4 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state in which the Premises are located, and maintaining during the policy term a 'General Policyholders Rating' of at least B +, V, as set forth in the most current issue of 'Best's Insurance Guide.' Neither party shall do or permit to be done, or fail to do, anything which shall invalidate the insurance policies referred to in this section. Upon reasonable request by Landlord or Tenant, the other party shall deliver to the requesting party, within seven (7) days, certified copies of, or certificates evidencing the existence and amounts of, the insurance required under this section. No such policy may be cancelable or subject to modification except after thirty (30) days' prior written notice to the other party. Nothing herein shall prevent any party from maintaining the insurance required hereunder by an umbrella policy or policies.

            9.5 Waiver of Subrogation. Without affecting any other rights or remedies, Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recover damages (whether in


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contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under this section. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

      10. TAXES. Tenant shall pay prior to delinquency all taxes and assessments which may be levied upon or assessed against the Premises, and all taxes or assessments levied upon or assessed against the improvements constructed by Tenant situated thereon, together with all taxes levied upon or assessed against the personal property of Tenant situated upon the Premises; provided, however, that any taxes or assessments which may be levied or assessed for a period beginning prior to the Commencement Date or ending after the Expiration Date shall be prorated between Landlord and Tenant as of such date or dates. Tenant shall not be obligated to pay any income tax or other tax, assessment, or charge which may be levied or become due by reason of the rents and profits received by Landlord as a result of this Lease. Tenant shall have the right to contest, in good faith and by appropriate and timely legal proceedings, the legality, assessed valuation, or amount of any tax assessment which this Lease obligates Tenant to pay. Landlord shall reasonably cooperate with Tenant in the prosecution of such contest.

      11. DAMAGE. In the event of damage to or destruction of the Premises, or to any portion thereof, caused by fire or other casualty, Tenant shall make repairs and restorations as hereinafter set forth, unless this Lease is terminated by either Landlord or Tenant as hereinafter provided. If such damage or destruction cannot be restored as determined in the reasonable opinion of Tenant within one hundred twenty (120) days after commencement of the work to the condition as existed immediately prior to such damage or destruction, then, unless such damage or destruction is caused by the intentional act of Tenant, Tenant shall have the right to terminate this Lease by notice to Landlord, as of the date specified in such termination notice, which termination date shall be no earlier than thirty (30) days nor later than one hundred-eighty (180) days after the date of such casualty. If this Lease is not so terminated, then Tenant shall proceed diligently to restore the Premises so as to be substantially as the same existed prior to the occurrence of the damage or destruction. If such damage or destruction to the Premises is of a nature or extent that Tenant's continued use and occupancy of the Premises is impaired, the Rent payable by Tenant hereunder shall be equitably abated or adjusted for the duration of such impairment.

      12. EMINENT DOMAIN. If a condemning authority takes all of the Premises or material portions sufficient to render the remaining portion thereof unsuitable, in Tenant's reasonable determination, for the purposes of Tenant's use, then this Lease shall terminate as of the date title vests in the condemning authority. Landlord shall be entitled to all of the proceeds of condemnation, whether from a total or partial taking, except for any award specifically made to Tenant for the taking of Tenant's improvements, trade fixtures, or personal property, the value of the unexpired term of Tenant's leasehold interest, or for any other purpose. Sale by Landlord of all or part of the Premises to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the power shall be treated for the purposes of this section as a taking by condemnation, and shall be subject to the terms of this section. In the event this Lease is not terminated following a partial taking, the Rent payable by Tenant hereunder shall be equitably abated or adjusted for the remainder of the Term hereof.

      13. DEFAULTS AND REMEDIES.

            13.1 Default By Tenant. If at any time Tenant shall fail to remedy any default in the payment of Rent due under this Lease within fifteen (15) days after receipt of written notice from Landlord of any such failure, or shall fail to remedy any default in any of the other provisions, covenants or conditions of this Lease to be kept or performed by Tenant within a period of thirty (30) days after receipt of written notice from Landlord, Landlord shall have the right to pursue any remedy available to Landlord at law or in equity on account of such default. Provided, however, that if such default cannot reasonably be cured within said thirty (30) day period, Tenant shall not be in default of this Lease if Tenant commences curative action within said thirty (30) day period and diligently and in good faith continues to pursue the same to completion. The foregoing notwithstanding, Landlord shall be required to deliver


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notice to Tenant of its failure to pay Rent only three (3) times in a twelve
(12) month period. In the event no such notice is required in accordance with the preceding sentence, Tenant shall be in default hereunder if it fails to pay Rent within fifteen (15) days of when due. Landlord shall not, upon the exercise of any remedy upon a breach by Tenant of any covenant or obligation under this Lease, thereby obtain or secure legal title to or ownership of any of the trade fixtures or other equipment placed upon the Premises by Tenant.

            13.2 Default by Landlord. Landlord shall be in default under this Lease if Landlord fails or refuses to perform any of Landlord's obligations under this Lease within thirty (30) days after notice of the default has been given by Tenant. If the default cannot reasonably be cured within said thirty
(30) day period, Landlord shall not be in default of this Lease if Landlord commences to cure the default within said thirty (30) day period and diligently and in good faith continues to pursue the same to completion. Should the Premises be subject to the lien of any trust deed, mortgage, judgment, assessment, tax or other obligation, whether incurred before or after the execution of this Lease, which Tenant is not bound under this Lease to pay or discharge, or should Landlord fail to pay or discharge any obligation which Landlord is obligated under this Lease to pay or discharge, Tenant shall have the right, but not the obligation, at any time to pay or discharge any such obligations. Should Tenant elect to pay or discharge any such obligation, Landlord shall, upon demand, reimburse Tenant for the full amount thereof, together with Tenant's expenses incurred in connection therewith, including reasonable attorney's fees and interest from the date of payment at the maximum rate allowable by law, and Tenant shall have the right to deduct from Rent thereafter payable under this Lease or from the purchase price of any sale of the Premises made by Landlord to Tenant all amounts due from Landlord under this section until such amounts have been paid in full.

            13.3 Holdover by Tenant. In the event Tenant remains in possession of any portion of the Premises after the expiration of the Term without the written permission of Landlord, Tenant shall be deemed to be occupying such portion of the Premises as a tenant from month to month, at a monthly rental equal to the monthly installment of Rent payable during the last month of the Term, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

            13.4 Waiver of Default. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any covenant, condition, or duty of the other shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition, or duty of the other party, unless in writing signed by the party against whom waiver is sought.

      14. ASSIGNMENT, SUBLETTING. Tenant may assign this Lease or sublet all or any portion of the Premises to any affiliated entity without the prior consent of Landlord. Tenant may so assign or sublet to any other party only with the prior consent of Landlord, which consent shall not unreasonably be withheld or delayed.

      15. RIGHT OF REFUSAL TO PURCHASE. During the Term hereof and provided there is no uncured default by Tenant, should Landlord receive a bona fide offer from any third party to purchase the Premises which Landlord desires to accept, Landlord shall, before accepting such offer, notify Tenant in writing of all of the terms and conditions thereof and shall first offer in writing to sell the Premises to Tenant upon the same terms and conditions. Upon receipt of any such notice and offer from Landlord, Tenant shall have thirty (30) days thereafter within which to accept the same. Should Tenant fail to accept any such offer within said thirty (30) day period, Landlord shall be free to sell the Premises to the original offeror upon the same terms and conditions offered to Tenant without further notice to Tenant, which sale shall be subject to this Lease, including Tenant's right of first refusal contained herein. Should Landlord, after having made such offer to Tenant as above-described, fail to sell the Premises to the original offeror upon the same terms and conditions offered to Tenant within one hundred-twenty (120) days of making such offer to Tenant, Landlord shall give Tenant notice in the manner set forth above of any further or different offers received by Landlord for the purchase of the Premises and shall first offer to sell the same to Tenant upon the same terms and conditions before accepting any such further or different offer. It is expressly understood and agreed by and between the parties hereto that Tenant shall have the right of first refusal with respect to each and every offer to sell or purchase made or received by Landlord or by any successor Landlord, and that Landlord at the time of the making or receipt of such offer to sell or purchase shall in each and every instance notify


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Tenant of such offer in the manner set forth above, and Tenant shall have the right to purchase the Premises under the terms and conditions of such offer in accordance with the terms and provisions set forth above.

      16. OPTION TO PURCHASE

            16.1 Grant of Option. Provided there is no uncured default by Tenant at the time Tenant gives written notice of its intention to exercise its rights under this section, Tenant shall have the option to acquire the Premises on the terms and conditions set forth herein. To exercise such option, Tenant must give Landlord written notice during the Term hereof (including any renewal term) of Tenant's intent to acquire the Premises.

            16.2 Purchase Price. The purchase price for the Premises shall be one hundred percent (100%) of the fair market value of the Premises, not considering the effect of this Lease thereon, excepting therefrom the value of any improvements made by Tenant following the Commencement Date and of any trade fixtures, and exclusive of any portion of the Premises previously condemned or conveyed in lieu thereof (the "Purchase Price"). The fair market value of the Premises shall be determined as of the date the purchase option was exercised in accordance with the preceding subsection.

            16.3 Determination of Fair Market Value. The fair market value of the Premises shall be determined as follows:

                  16.3.1 If the parties agree upon the fair market value of the Premises, then such agreed upon amount shall become the Purchase Price.

                  16.3.2 If the parties cannot agree on the fair market value of the Premises within thirty (30) days of the date of exercise of the purchase option, then the fair market value of the Premises shall be determined by appraisal as follows:

            (a) The parties shall each appoint an appraiser to determine the fair market value of the Premises. Tenant shall have the first right to appoint its appraiser by providing written notice to Landlord of the name, address and telephone number of the appraiser selected within five (5) days following expiration of such thirty (30) day period. Landlord shall have the right to appoint its appraiser by providing written notice to Tenant of the name, address and telephone number of the appraiser selected by Landlord within ten (10) days following expiration of the five (5) day period provided to Tenant.

            (b) Failure of either party to appoint an appraiser within the time periods provided herein shall constitute a waiver of that party's right to appoint an appraiser, and the determination of the other party's appraiser, if timely made by such party as provided herein, shall be deemed to be the fair market value of the Premises, notwithstanding any other provision contained herein. Should both parties fail timely to appoint an appraiser, then either party may seek appointment of an appraiser by petitioning the presiding judge of the Circuit Court of Douglas County, Oregon, and that appointed appraiser's determination of fair market value shall be conclusive on the parties.

            (c) If two appraisers are appointed in accordance with the foregoing and agree upon the fair market value of the Premises, they shall jointly render a single written report of their opinion of the fair market value of the Premises. If two appraisers are appointed but cannot agree on the fair market value, they shall each render a separate written report setting forth their opinions of the fair market value of the Premises within forty-five (45) days after the date the last appraiser was appointed. In the event the opinions of the two appraisers diverge by ten percent (10%) or less, the average of the opinions of value of the two appraisers will be deemed the fair market value of the Premises. In the event the opinions of fair market value shall diverge by more than ten percent (10%), then the two appraisers shall together, within ten (10) days after the end of the forty-five (45) day appraisal period, appoint a third appraiser who shall review the written reports of the initial two appraisers, and issue a written report selecting one of the appraisals made as the fair market value of the Premises within fifteen (15) days of the appointment of the third appraiser. In the


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      event a third appraiser shall be appointed, the determination of said third appraiser as to the fair market value of the Premises in accordance with the foregoing shall be binding on the parties. If two appraisers are appointed and cannot agree upon the fair market value of the Premises, and cannot agree upon the appointment of a third appraiser, then the parties may seek appointment of a third appraiser by petitioning the presiding judge of the Circuit Court of Douglas County, Oregon.

                  16.3.3 Each appraiser selected or appointed in accordance with the foregoing to make a determination of the fair market value of the Premises shall be MAI certified and shall be licensed by the State of Oregon. If each party appoints an appraiser, the fees and other costs of such appraisers shall be borne solely by the party appointing such appraiser, and the fees and costs of any third appraiser appointed by such appraisers shall be borne equally by both parties. Should only one appraiser be appointed, whether by a party hereto or by the presiding judge of the Circuit Court of Douglas County, Oregon, the fees and costs of such appraiser shall be borne equally by both parties.

            16.4 Escrow; Title Report. Within ten (10) days following the determination of the fair market value of the Premises pursuant to Section 16.3, the parties shall open an escrow with a title company mutually agreed to by both parties (the "Escrow Agent"). Within fifteen (15) days after the opening of the escrow, Landlord shall provide Tenant with a preliminary title report from the Escrow Agent showing the condition of title to the Premises. Landlord shall, at Landlord's expense, provide Tenant at closing with an ALTA Owners Standard Form Policy of Title Insurance issued by the Escrow Agent, with liability coverage in the amount of the Purchase Price and showing title vested in Tenant subject only to (i) real property taxes and installments of special assessments, if any, attributable to the period from and after the Commencement Date; (ii) the encumbrances described in the attached Exhibit B; and (iii) any encumbrances on the Premises arising by, through, or under Tenant (collectively, the "Permitted Encumbrances"). If Tenant requests that any endorsements be included in the ALTA Owners Standard Form Policy of Title Insurance, the cost of such endorsements shall be paid for by Tenant.

            16.5 Closing. The purchase and sale of the Premises shall be completed and closed within forty-five (45) days) of opening of the escrow, on a date mutually agreed to by Landlord and Tenant. Tenant shall pay the full amount of the Purchase Price at closing. Except as otherwise set forth herein, Landlord and Tenant shall each be responsible for one-half of any fees or costs incurred in connection with the closing, including, without limitation, all escrow, recording, and transfer fees or taxes.

            16.6 Deed. At closing, Landlord will execute and deliver to Tenant a general warranty deed conveying the Premises to Tenant subject only to the Permitted Encumbrances. Landlord hereby agrees that during the Term, Landlord will not create, allow or suffer any encumbrance, lien, or other matter which would affect or encumber title to the Premises, without first obtaining Tenant's written consent.

            16.7 Prorated Amounts. To the extent real estate taxes, assessment installments and operating expenses are the obligation of Tenant under this Lease, no proration shall be made between Landlord and Tenant at closing of the sale of the Premises hereunder. Rents due under the Lease and any expenses or obligations which are not the obligation of Tenant under this Lease shall be prorated as of the date of closing.

            16.8 1031 Exchange. Landlord and Tenant shall cooperate with each other if either party elects to sell or purchase the Premises (as the case may be) pursuant to a tax deferred exchange in accordance with Section 1031 of the Internal Revenue Code. Each party shall execute and deliver any and all documents, and shall take such other actions, reasonably requested by the other party to effect such exchange, provided the same may be completed without any additional expense to the performing party.

      17. TENANT FINANCING

            17.1 Leasehold Mortgages. Tenant shall have the unrestricted right to mortgage or otherwise encumber its interests under this Lease. Tenant shall notify Landlord of the existence, identity, and address of any

Leasehold Mortgagee, and shall provide Landlord with a copy of all recorded instruments constituting the Leasehold Mortgage.

            17.2 Protection of Leasehold Mortgagees. So long as any such Leasehold Mortgage shall remain unsatisfied of record, the following provisions shall apply:

                  17.2.1 No cancellation, surrender or modification of this Lease shall be effective as to any Leasehold Mortgagee unless consented to in writing by such Leasehold Mortgagee.

                  17.2.2 Landlord, upon providing Tenant any notice of (i) a default under this Lease, (ii) a termination of this Lease, or (iii) a matter on which Landlord may predicate or claim a default, shall at the same time provide a copy of such notice to every Leasehold Mortgagee of which Landlord has been provided notice in accordance with this section. No such notice by Landlord to Tenant shall be deemed to have been duly given unless and until a copy thereof has been so provided to every Leasehold Mortgagee of which Landlord has been provided notice in accordance with this section. From and after the date such notice has been given to Leasehold Mortgagee, such Leasehold Mortgagee shall have the same period, after the giving of such notice upon it, for remedying any default or acts or omissions which are the subject matter of such notice which can be remedied by such Leasehold Mortgage, or causing the same to be remedied, as is given Tenant after the giving of such notice to Tenant. Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Tenant.

                  17.2.3 Landlord agrees to consent to an amendment to this Lease to add such other provisions as may be reasonably requested by any Leasehold Mortgagee which are generally required by institutional lenders for leases of commercial properties of the type subject to this Lease.

      18. LANDLORD'S WAIVER. If Tenant (or its affiliated or related entities) shall acquire trade fixtures, equipment, machinery, inventory, or other goods and effects ("Personal Property") subject to a purchase money security interest, or shall lease any of the same, or if any lender provides Tenant with financing, the proceeds of which are intended to enable Tenant to use and occupy the Premises or to operate Tenant's business, and such financing is secured in whole or in part by a lien on such Personal Property, Landlord shall, upon request from Tenant, execute a waiver, in a form and content acceptable to the holders of any such security interest or the lessor under any such lease, of any right it may have to distrain upon or secure a lien against such Personal Property for Tenant's failure to pay Rent, or any other event of default under the terms, covenants, conditions and provisions of this Lease, and to allow the holders of any such security interest or the lessor under any such lease to remove such Personal Property from the Premises.

      19. MORTGAGE PRIORITY; SUBORDINATION. This Lease is and shall be prior to any mortgage or deed of trust ("Encumbrance") recorded after the date of this Lease and affecting the Premises. However, if any lender holding such an Encumbrance requires that this Lease be subordinate to the Encumbrance, then Tenant agrees that this Lease shall be subordinate to the Encumbrance, and to any and all advances made on the security thereof and to all extensions thereof, so long as the holder of the Encumbrance delivers to Tenant a non-disturbance agreement, in a form reasonably acceptable to Tenant, that provides that, as long as Tenant pays the rent and observes and performs all of the provisions of this Lease and as long as the Lease is not otherwise terminated pursuant to its terms, no foreclosure, deed given in lieu of foreclosure, or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance, shall affect Tenant's rights under this Lease. If the foregoing condition is met, Tenant shall promptly execute any documents reasonably required by the holder of the Encumbrance to accomplish the purposes of this section. If the Premises are sold as a result of foreclosure of any Encumbrance thereon, or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee.

      20. MISCELLANEOUS PROVISIONS.

            20.1 Quiet Possession. Upon payment by Tenant of the Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. Lessor warrants that Lessor has full right and sufficient title to lease the Premises for the term and upon the terms and conditions set forth herein and agrees to indemnify Lessee for and against any and all loss and damage that may result to Lessee on account of any failure of, or defect in, Lessor's title or right to make and execute this Lease.

            20.2 Liens. Neither Landlord or Tenant shall permit any liens to be placed against the Premises, including, without limitation, any judgment lien, lien for payment of real property taxes, or construction or materialman's lien for any work done, materials furnished, or for the performance of any other construction work for which each such respective party is responsible; provided, however, that the responsible party may contest the validity of any such lien to the extent such contest does not unreasonably jeopardize the other party's interest in the Premises, and upon a final determination of the validity of the contested lien, shall cause the same to be satisfied and released of record.

            20.3 Landlord's Access. Landlord and its agents shall have access in and about the Premises including, without limitation, the right to enter the Premises on reasonable notice (except in the case of emergency) to examine the Premises, to exhibit the Premises to others, or for the purpose of performing any obligation of Landlord under this Lease or exercising any right or remedy reserved to Landlord in this Lease. Landlord shall exercise its rights under this section at such times and in such a manner as to minimize interference with Tenant and its operations on the Premises.

            20.4 Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the parties under this Lease.

            20.5 Attorneys Fees. In the event either Landlord or Tenant shall institute any action or proceeding against the other relating to any of the terms, covenants, conditions or provisions of this Lease, or any default herein, the unsuccessful party in such action or proceeding shall reimburse the successful party for reasonable attorney's fees and other costs and expenses incurred therein by the successful party, including fees, costs and expenses incurred in any appellate proceeding.

            20.6 Notices. Any notice or demand from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be deemed duly served if mailed by registered or certified mail, return receipt requested, or by overnight courier, addressed to the address of each party set forth herein, or to such other address as either party shall have last designated by notice in writing to the other party.

            20.7 Estoppel Certificates. Each of the parties agrees that it will, at any time and from time to time, within ten (10) business days following written notice by the other party hereto (or any lender of such party) specifying that it is given pursuant to this section, execute, acknowledge and deliver to the party who gave such notice a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Rent and any other payments due hereunder from Tenant have been paid in advance, if any, and stating whether or not, to the best of knowledge of the signer of such certificate, the other party is in default in performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge.

            20.8 Applicable Law and Construction. The laws of the state of Oregon shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision All negotiations, considerations, representations and understandings between the parties are incorporated in this Lease. The headings of the several articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles or sections. Whenever herein the singular number is used, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders. This Lease has been negotiated at arms length and shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof.

            20.9 Relationship of the Parties. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or partnership or joint venture between the parties hereto, it being understood and agreed that no provisions herein, nor any acts of the parties hereto, hall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

            20.10 Binding Effect of Lease. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Each covenant, agreement, obligation or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. At the request of either party, a memorandum of this Lease and the right of first refusal contained herein will be executed by both parties and may be recorded in the public records of the county in which the Premises is located.

            20.11 Effect of Unavoidable Delays. The provisions of this section shall be applicable if there shall occur, during the Term, or prior to the commencement thereof, any (i) strike(s), lockout(s) or labor dispute(s); (ii) inability to obtain labor or materials, or reasonable substitutes therefor; or
(iii) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty, or (iv) other conditions similar or dissimilar to those enumerated in this Section beyond the reasonable control of the party obligated to perform. If Landlord or Tenant shall, as the result of any of the above-described events, fail punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of delay occasioned by any above-described event.

            20.12 No Oral Changes. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

            20.13 Executed Counterparts of Lease. This Lease may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Lease.

            20.14 Invalid Provisions. If any provision of this Lease is held unlawful or invalid, then this Lease shall continue in full force and effect but such unlawful or invalid provision shall be deemed omitted. If any portion of the Rent shall at any time be held to be higher than the amount which the Landlord may lawfully reserve, then the amount thereof shall be reduced to the highest lawful amount.

            20.15 Entire Agreement. This Lease is the final and complete expression of Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect.

      Landlord and Tenant have executed this Lease as of the day and year set forth at the beginning of this Lease.

                                        LANDLORD

                                        BRUCE PROPERTIES, LLC

                                        By:_____________________________________
                                           Gerald E. Bruce, Manager


                                        TENANT

                                        LITHIA REAL ESTATE, INC.

                                        By:_____________________________________
                                        Its:____________________________________

                                    EXHIBIT A
                               TO LEASE AGREEMENT

                             DESCRIPTION OF PREMISES

That certain real property situated in Douglas County, Oregon, legally described as follows:

                                    GUARANTY

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration for, and as an inducement to Landlord to make the foregoing lease with Tenant, the undersigned absolutely and unconditionally guarantees, to Landlord and its successors, the full payment and performance and observation of all of the terms, covenants, conditions, provisions and agreements therein provided to be performed or observed by Tenant, without requiring any notice of nonpayment, non-performance or non-observance, or proof, or notice, or demand, all of which the undersigned expressly waives. The undersigned expressly agrees that the validity of this guaranty and the obligations of the undersigned as guarantor hereunder will in no way be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the lease. Landlord may grant extensions of time and other indulgences and may modify, amend and waive any of the terms, covenants, conditions, provisions or agreements of the lease, and discharge or release any party or parties to the lease, all without notice to the undersigned and without in any way impairing, releasing or affecting the liability or obligation of the undersigned. The undersigned agrees that Landlord may proceed directly against the undersigned without taking any action under the lease and without exhausting Landlord's remedies against Tenant; and no discharge of Tenant in bankruptcy or in any other insolvency proceedings will in any way or to any extent discharge or release the undersigned from any liability or obligation under this guaranty. The undersigned further covenants and agrees that this guaranty will remain and continue in full force and effect as to any renewal, modification or extension of the lease, and that no subletting and no assignment of the lease, with or without Landlord's consent, will release or discharge the undersigned. As a further inducement to Landlord to make the lease and in consideration of the lease, Landlord and the undersigned covenant and agree that in any action or proceeding brought by either Landlord or the undersigned against the other on any matter whatsoever arising out of, under, or by virtue of any of the terms, covenants, conditions, provisions or agreements of the lease or of this guaranty, Landlord and the undersigned will and do hereby waive trial by jury. The undersigned agrees to pay, in addition to any damages which a court of competent jurisdiction may award, such amount or amounts as the court may determine to be reasonable attorneys' fees and costs incurred by Landlord or its successors or assigns in the enforcement of this guaranty. In the event Landlord or the undersigned institute any action or proceeding against the other relating to this guaranty, the unsuccessful party in such action or proceeding shall reimburse the successful party for reasonable attorneys' fees and other costs and expenses incurred therein by the successful party. All rights under this guaranty will inure to the benefit of any successors or assigns of Landlord.

      Dated as of the 30th day of August, 1999.

                                        GUARANTOR:

                                        LITHIA MOTORS, INC.


                                        By: ___________________________
                                            Bryan B. DeBoer, Vice President

                                        Address:
                                        360 E. Jackson St.
                                        Medford, Oregon 97501